UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 4, 2004

                           Golden Hand Resources, Inc.
             (Exact name of registrant as specified in its charter)

       Washington                    333-61610                912061053
(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)               File Number)          Identification No.)

                              36 Derech Bait Lechem
                             Jerusalem, Israel 77002
               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code 011-972-2-6737445

                                       N/A
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry Into a Material Definitive Agreement

On November 4, 2004, in connection with a third closing of a private placement, we entered into the identical Subscription Agreement and Stock Purchase Agreement with five individuals pursuant to which such individuals purchased, in the aggregate, 313,277 Units for a purchase price per Unit of $.75, or $234,959 in the aggregate. Each Unit consists of (i) one share of our common stock, (ii) a warrant to purchase one share of our common stock at an exercise price of $1.50 per share, which warrant is exercisable for a one-year period from the date of issuance, and (iii) a warrant to purchase one share of our common stock at an exercise price of $2.50 per share, which warrant is exercisable for a three-year period from the date of issuance. The shares of common stock and warrants that comprise the Units have "piggy back" registration rights, subject to underwriter discretion, to be included by the Company in a registration statement filed with the Securities and Exchange Commission.

Item 3.02. Unregistered Sales of Equity Securities

On November 4, 2004 we had a third closing on a private placement and received subscriptions of $234,959 in the aggregate from five individuals pursuant to which such individuals purchased, in the aggregate, 313,277 Units for a purchase price per Unit of $.75. Each Unit consists of (i) one share of our common stock,
(ii) a warrant to purchase one share of our common stock at an exercise price of $1.50 per share, which warrant is exercisable for a one-year period from the date of issuance, and (iii) a warrant to purchase one share of our common stock at an exercise price of $2.50 per share, which warrant is exercisable for a three-year period from the date of issuance.

The shares of common stock and warrants that comprise the Units have "piggy back" registration rights, subject to underwriter discretion, to be included by the Company in a registration statement filed with the Securities and Exchange Commission.

None of these transactions involved any underwriters, underwriting discounts or commissions and we believe that such transactions were exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation D promulgated thereunder.

The Company may issue up to an additional 1,058,588 Units for $.75 per Unit in consideration for up to an additional $793,941 pursuant to additional closings under this offering in the near future, although no assurance can be given that these additional closings will occur.

Of the proceeds raised in this private placement, we used $402,000 to pay the up front license fee, reimbursement of patent expenses and the first installment of research funding in connection with our research and license agreement with Ramot. A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1.

Items 5.02(a); (b) and (c)   Departure of Directors or Principal Officers;
                             Election of Directors; Appointment of Principal
                             Officers

In furtherance of our new focus on the development of stem cell therapeutic products for treatment of neurological diseases, on November 9, 2004, we issued a press release announcing the appointment of Yaffa Beck, D.Sc., as the President and Chief Executive Officer of Golden Hand Resources, Inc. (the "Registrant") and of our wholly-owned subsidiary BrainStorm Cell Therapeutics Ltd. (the "Subsidiary") effective November 8, 2004 (the "Effective Date"). A copy of the press release that includes this announcement is attached hereto as
Exhibit 99.1.

The Registrant and the Subsidiary have entered into an employment agreement with Dr. Beck. The following description of the Employment Agreement with Dr. Beck is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.05. Pursuant to this agreement, Dr. Beck is entitled to an initial base salary of $8,000 per month, which shall be increased six (6) months subsequent to the Effective Date to $12,000 per month.

Dr. Beck will be granted, pursuant to and following the adoption of an Employee Stock Option Plan, options to purchase 1,828,692 shares of our common stock at a price per share of $0.15 each, which options will vest and become exercisable in thirty six equal monthly installments from the Effective Date. Two years from the Effective Date, Dr. Beck will be entitled to receive an additional stock option grant to purchase the number of shares of our common stock that represents two percent (2%) of our issued and outstanding share capital as of that date at a price per share of $0.15 each, which additional options shall vest and become exercisable in thirty six equal monthly installments commencing as of such date. Each of these options shall be exercisable by Dr. Beck for a ten (10) year period following the Effective Date, but in any case not later than four (4) years after termination of the Agreement. We have agreed to register the shares underlying these options on an S-8 registration statement; provided that this obligation shall not take effect until the one year anniversary of the grant of the options.

Dr. Beck will be entitled to an annual bonus in connection with the achievement of milestones and/or objectives, in each case as determined by the board of directors. In addition, within a 10 day period following the 12 month anniversary of the effective date of her employment agreement, she will receive an additional bonus as determined by the board of directors of at least $50,000. Dr. Beck will receive the following executive benefits: 22 vacation days per year, a manager's insurance policy, contributions to her continuing education fund, a company car and a cell phone. Dr. Beck will also be entitled to coverage under our directors and officers' liability insurance policy and to a written undertaking from the Registrant and the Subsidiary to indemnify and release her to the full extent possible in accordance with the Israeli Companies Law 5759-1999 and the applicable laws of the State of Washington.

Dr. Beck's employment agreement has no stated term and is terminable by either party upon 90 days prior notice or by us with 30 days prior notice in the event of a termination for cause (including a 15 day opportunity to cure). In the event that we terminate Dr. Beck's employment without cause, or in the event that Dr. Beck resigns as a result of constructive discharge, she is entitled to receive 6 months' severance pay, based on her then-current base salary, payable over the 6-month period following termination. In either such case (termination without cause or based on constructive discharge) or in the event of termination of employment by reason of Dr. Beck's disability or death, all of the remaining unvested options granted to Dr. Beck shall vest immediately as of the date of the notice of termination, and Dr. Beck or her successor shall be entitled to exercise the vested options from the date of such termination until the earlier of four (4) years thereafter or their expiration date, provided that such period shall be limited to . In the event Dr. Beck's employment is terminated by reason of disability or death of within two (2) years of the Effective Date, only 67% of the remaining unvested options shall vest immediately as of the date of the notice of termination. For these purposes, "constructive discharge" is defined as (i) material reduction in Dr. Beck' compensation; (ii) material reduction in the level, scope of job responsibility or status or material change in her position without her consent; (iii) relocation to an office which is more than sixty (60) kilometers from the office where she was previously located to which she has not agreed; or (iv) voluntary termination by Executive as a result of or within 6 months of a merger, consolidation, corporate reorganization, or any transaction in which all or substantially all of the assets or shares of the Registrant and/or the Subsidiary are sold, leased or transferred to another company or otherwise disposed of. In the event that we terminate Dr. Beck's employment with cause, she shall be entitled to exercise the options vested as of the date of the notice of termination until 12 months following such date.

Dr. Beck is prohibited, during the term of her employment and for a period of 12 months thereafter, from competing with the Registrant or the Subsidiary or soliciting any of the Registrant's or Subsidiary's customers or employees.

From April 2002 until her appointment as our President and CEO, Dr. Beck, age 53, has served as President and CEO of VentuRx Holdings Ltd., her own consulting company, pursuing innovative technologies in the life sciences. From May 1995 until April 2002 she was Executive Vice President and Chief Operating Officer of D-Pharm Ltd., a company she co-founded. Prior to 1995 she held management positions at Orgenics Ltd. and Biotechnology General Ltd. Dr. Beck serves on the Boards of Directors of several privately held life science companies and will continue to provide consulting services through VentruRx Holdings to Collgard Biopharmaceuticals Ltd. and the Tel Aviv University Future Technology Development Limited Partnership which is an affiliate of Ramot, the technology transfer company of Tel Aviv University. Dr. Beck holds a D.Sc. from the University of Pretoria, RSA and a Diploma in Management and Administration from Bradford University (UK).

In connection with her appointment as our President and CEO and in accordance with our obligations under to her agreement, Dr. Beck was also appointed to serve as a member of the Board of Directors of the Registrant and the Subsidiary. Other than her employment agreement, Dr. Beck is not party to any arrangement or understanding with any person pursuant to which she was selected to serve as a director; nor is Dr. Beck a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404 of Regulation S-B.

To enable Dr. Beck's appointment as our President and CEO, Ms. Irit Arbel resigned from her position as our President effective immediately prior to Dr. Beck's appointment on November 8, 2004. In addition, Mr. Mike Frankenberger resigned from our Board of Directors and as an officer effective immediately following Dr. Beck's appointment on November 8, 2004. Ms. Arbel remains a member of our Board of Directors.

Item 8.01. Other Events

Following the third closing on our private placement discussed in Items 1.02 and
3.02 above, we have, as of November 4, 2004 raised approximately $790,000 since entering into our research and license agreement with Ramot, the technology transfer company of Tel Aviv University. Because we have raised in excess of $750,000 within a six-month period of having signed the Ramot agreement, Ramot will not have the right to terminate the agreement pursuant to section 13.3.1 thereof.

In addition, pursuant to Section 7.2 of the agreement with Ramot, we are now obligated to issue a warrant to Ramot to purchase 10,606,415 shares of our common stock at a purchase price of $.01 per share, which represents 29% of the issued and outstanding shares of our capital stock on a fully diluted and as converted basis as of November 4, 2004 (including the Units issued as of such date). The remaining terms of this warrant are currently being negotiated between us and Ramot and the warrant agreement will be filed as an exhibit to an amendment to this Current Report on Form 8-K once it is completed and issued.

In addition, pursuant to Section 3(b) of our consulting agreement with Dr. Daniel Offen and Professor Eldad Melamed, we our now obligated to issue each of them warrants to purchase 1,097,215 shares of our common stock at a purchase price of $.01 per share, which represents 3% of the issued and outstanding shares of our capital stock on a fully diluted and as converted basis as of November 4, 2004 (including the Units issued as of such date).

Item 9.01. Financial Statements and Exhibits

            (c)  Exhibits.

            4.03  Form of Warrant to purchase common stock for $1.50 per share*
            4.04  Form of Warrant to purchase common stock for $2.50 per share*
            10.03 Form of October 2004 Stock Purchase Agreement *
            10.04 Form of October 2004 Subscription Agreement *
            10.05 Employment Agreement, dated as of November 8, 2004, between
                  Yaffa Beck, D.Sc. and the Registrant**
            99.1  Press Release dated November 9, 2004

*     Filed with the Company's Current Report on Form 8-K dated October 22,
      2004.

**    Indicates management contract or compensatory plan or arrangement.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2004

GOLDEN HAND RESOURCES, INC.

/s/ Yaffa Beck
----------------------------
Name: Yaffa Beck
Title: President & CEO

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                                  EXHIBIT INDEX

Exhibit
Number     Description
-------    -----------

4.03       Form of Warrant to purchase common stock for $1.50 per share*

4.04       Form of Warrant to purchase common stock for $2.50 per share*

10.03      Form of October 2004 Stock Purchase Agreement *

10.04      Form of October 2004 Subscription Agreement *

10.05 Employment Agreement, dated as of November 8, 2004, between Yaffa Beck, D.Sc. and the Registrant**

99.1  Press Release dated November 9, 2004

*     Filed with the Company's Current Report on Form 8-K dated October 22,
      2004.
**    Indicates management contract or compensatory plan or arrangement